                                                                                         EXHIBIT 4.1
EXECUTION VERSION

TENTH SUPPLEMENTAL INDENTURE, dated as of July 6, 2007, by and among Dollar General Corporation, a Tennessee corporation (the “Company”), the guarantors listed on the signature pages hereto (the “Guarantors”) and U.S. Bank National Association, as trustee (successor to Wachovia Bank, National Association, formerly known as First Union National Bank) (the “Trustee”), to the Indenture, dated as of dated as of June 21, 2000, as supplemented by the First Supplemental Indenture, dated as of July 28, 2000, the Second Supplemental Indenture, dated as of June 18, 2001, the Third Supplemental Indenture, dated as of June 20, 2002, the Fourth Supplemental Indenture, dated as of December 11, 2002, the Fifth Supplemental Indenture, dated as of May 22, 2003, the Sixth Supplemental Indenture, dated as of July 15, 2003, the Seventh Supplemental Indenture, dated as of May 23, 2005, the Eighth Supplemental Indenture, dated as of July 27, 2005 and the Ninth Supplemental Indenture, dated as of August 30, 2006, each among the Company, the Guarantors named therein, and the Trustee (the “Indenture”).

W I T N E S S E T H :

WHEREAS, the Company, the Guarantors and the Trustee have heretofore executed and delivered the Indenture providing for the issuance of 8 5/8% Senior Notes due 2010 (the “Notes”) of the Company;

WHEREAS, there is currently outstanding under the Indenture $200,000,000 in aggregate principal amount of the Notes;

WHEREAS, the Indenture, among other things, restricts the Company’s ability to incur additional indebtedness, to enter into sale-leaseback transactions and to create certain liens;

WHEREAS, Section 9.02 of the Indenture provides that the Company, the Guarantors and the Trustee may, with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (the “Requisite Consents”), enter into a supplemental indenture for the purpose of amending the Indenture;

WHEREAS, the Company has offered to purchase for cash all of the outstanding Notes (the “Tender Offer”) upon the terms and subject to the conditions set forth in the Offer to Purchase and Consent Solicitation Statement dated June 4, 2007, as the same may be amended, supplemented or modified (the “Offer to Purchase”), and in connection therewith has solicited consents from Holders of the Notes to the proposed amendments (the “Amendments”) to the Indenture (as described in the Offer to Purchase);

WHEREAS, the Tender Offer and the effectiveness of the Amendments are conditioned upon, among other things, obtaining of the Requisite Consents to the Amendments by the Consent Payment Deadline (as defined in the Offer to Purchase), the execution of a supplemental indenture providing for the Amendments and consummation of the other Transactions (as described and defined in the Offer to Purchase);

WHEREAS, the Company has received and delivered to the Trustee the Requisite Consents to effect the Amendments under the Indenture; and

WHEREAS, the Company and the Guarantors have been authorized by a resolution of their respective Boards of Directors to enter into this Tenth Supplemental Indenture;

NOW, THEREFORE, in consideration of the premises and covenants and agreements contained herein, and for other good and valuable consideration the receipt of which is hereby acknowledged, and for the benefit of the Holders of the Notes, the Company, the Guarantors and the Trustee hereby agree as follows:

ARTICLE ONE

Definitions

Section 1.01  Definitions.

Capitalized terms used in this Tenth Supplemental Indenture and not otherwise defined herein shall have the meanings assigned to such terms in the Indenture.

ARTICLE TWO

Amendments to the Indenture

Section 2.01  Amendments

The following provisions of the Indenture shall be amended hereby as follows:

(a)  Section 1.01 of the Indenture shall be amended by deleting the following definitions: “Attributable Debt,” “Capital Lease,” “Capital Lease Obligations,” “Consolidated Net Tangible Assets,” “Funded Debt,” “Intangible Assets,” “Nonrecourse Obligation,” “Operating Asset,” Principal Property,” “Secured Debt,” and “Shelf Registration Statement”.

(b)  Section 1.01 of the Indenture shall be amended by deleting the phrase “;(iv) all Capital Lease Obligations of such Person; (v) all Contingent Obligations of such Person;” in the definition of “Indebtedness.”

(c)  Section 1.01 of the Indenture shall be amended by deleting the phrases “if such Indebtedness is not permitted to be incurred as of such date under Section 4.04 or Section 4.05” , “and such Attributable Debt is permitted under Section 4.04 and Section 4.05” , “and an incurrence of Attributable Debt” , “(ii) shall not designate, or continue the designation, as an Unrestricted Subsidiary any Subsidiary that owns more than 5.0% of Consolidated Net Tangible Assets,” , “as an Unrestricted Subsidiary any Subsidiary that owns any Principal Property” and “such Principal Property” in the definition of “Unrestricted Subsidiary.”

(d)  Section 1.02 of the Indenture shall be amended by deleting the following phrases and associated section cross-references: “Sale and Leaseback Transaction.”

(e)  Section 4.03 of the Indenture shall be amended by deleting the text of such Section in its entirety and replacing it with the following text:

“Section 4.02. Reports.

The Company shall file with the Trustee copies of such information, documents, or reports, if any, that are required to be filed pursuant to Section 314(a)(1) of the TIA.”

(f)  Section 4.04 of the Indenture shall be amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(g)  Section 4.05 of the Indenture shall be amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(h)  Section 4.06 of the Indenture shall be amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(i)  Section 4.07 of the Indenture shall be amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(j)  Section 5.01 of the Indenture shall be amended by deleting the text of such Section in its entirety and replacing it with the following text:

“Section 5.01. When the Company May Merge, Consolidate or Dispose of Assets.

The Company shall not consolidate or merge with or into, or transfer all or substantially all of its assets to, another Person unless:

(i)  either (A) the Company shall be the surviving Person, or (B) the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which any such transfer shall have been made, is a corporation organized and existing under the laws of the United States, any State thereof or the District of Columbia;

(ii)  the surviving Person (if other than the Company) expressly assumes by supplemental indenture all the obligations of the Company under the Notes and this Indenture; and

(iii)  the Company shall have delivered to the Trustee prior to the proposed transaction an Officers' Certificate and an Opinion of Counsel, each stating that the proposed consolidation, merger or transfer and such supplemental indenture will comply with this Indenture.

(k)  Section 6.01 shall be amended by deleting the text of clauses (iii), (vi), (vii) and (viii), and inserting in lieu thereof the phrase “[intentionally omitted].”

(l)  Section 6.01 shall be amended by deleting all references to “Restricted Subsidiary” in subsections (iv) and (v) thereof.

(m)   Section 8.01(b) shall be amended by deleting the sentence “If the Company exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in Section 6.01(iii).”

(n)  To the extent not expressly deleted pursuant to the amendments set forth in Subsections (a) through (m) of this Section 2.01, (i) all references made to a deleted provision of the Indenture in the Indenture or the Notes hereby are deleted in their entirety, and (b) any definitions used exclusively in the provisions of the Indenture deleted pursuant to the amendments set forth in Subsections (a) through (m) of this Section 2.01 hereby are deleted in their entirety from the Indenture.

ARTICLE THREE

Miscellaneous

Section 3.01  Effectiveness of the Tenth Supplemental Indenture

(a)  This Tenth Supplemental Indenture is entered into pursuant to and consistent with Section 9.02 of the Indenture.

(b)   This Tenth Supplemental Indenture shall become effective and binding on the Company, the Guarantors and the Trustee and the holders of the Notes upon the execution and delivery of this Tenth Supplemental Indenture by the parties hereto, and the Amendments will become operative immediately prior to the Merger (as defined in the Offer to Purchase) provided that all validly tendered Notes are accepted for payment pursuant to the Tender Offer upon consummation of the Merger (as defined in the Offer to Purchase).

Section 3.02  Continuing Effect of Indenture.

Except as expressly provided herein, all of the terms, provisions and conditions of the Indenture and the Notes outstanding thereunder shall remain in full force and effect.

Section 3.03  Construction of Tenth Supplemental Indenture.

This Tenth Supplemental Indenture is executed as and shall constitute an indenture supplemental to the Indenture and shall be construed in connection with and as part of the Indenture.

Section 3.04  Trust Indenture Act Controls.

If any provision of this Tenth Supplemental Indenture limits, qualifies or conflicts with another provision of this Tenth Supplemental Indenture or the Indenture that is required to be included by the Trust Indenture Act of 1939, as amended, as in force at the date this Tenth Supplemental Indenture is executed, the provision required by said Act shall control.

Section 3.05  Trustee Disclaimer.

The recitals contained in this Tenth Supplemental Indenture shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Tenth Supplemental Indenture.

Section 3.06  Governing Law. THIS TENTH SUPPLEMENTAL INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS TENTH SUPPLEMENTAL INDENTURE OR THE NOTES.

Section 3.07  Counterparts.

This Tenth Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Tenth Supplemental Indenture to be duly executed as of the day and year first above written.

        DOLLAR GENERAL CORPORATION

        By: /s/ Wade Smith___________________
        Name: Wade Smith
        Title: Vice President and Treasurer

        U.S. BANK NATIONAL ASSOCIATION, as Trustee

        By: /s/ Donna L. Williams______________
                                            Name: Donna L. Williams
                                            Title:Vice President

                  Guarantors:

                 DG RETAIL LLC

                By: Dollar General Corporation, its managing
                member

                By: /s/ Wade Smith
                                          Name: Wade Smith
                                          Title: Vice President and Treasurer

                DOLGENCORP, INC.

                By: /s/ Wade Smith ____________________
                Name: Wade Smith
                Title: Treasurer

                ASHLEY RIVER INSURANCE CO.

                By: /s/ Wade Smith_____________________
                Name: Wade Smith
                                  Title: Treasurer

                DOLLAR GENERAL INVESTMENT, INC.

                By: /s/ Wade Smith_____________________
                Name: Wade Smith
                                  Title: Treasurer

                DOLGENCORP OF TEXAS, INC.

                By: /s/ Wade Smith______________________
               Name: Wade Smith
                                 Title: Treasurer

                DG TRANSPORTATION INC.

                By: /s/ Wade Smith ______________________
                Name: Wade Smith
                                  Title: Treasurer

                DOLLAR GENERAL MERCHANDISING, INC.
                f/k/a Lonestar Administrative Services, Inc.

                By: /s/ Wade Smith______________________
                                 Name: Wade Smith
                                 Title: Treasurer

                DG PROMOTIONS, INC.
                f/k/a Nations Title Company, Inc.

                                        By: /s/ Wade Smith _____________________
                                  Name: Wade Smith
                                  Title: Treasurer

                DOLGENCORP OF NEW YORK, INC.

                By: /s/ Wade Smith______________________
                                  Name: Wade Smith
                                  Title: Treasurer

                DG LOGISTICS LLC

                By: DG Transportation Inc., its sole member

                By: /s/ Wade Smith______________________
                                  Name: Wade Smith
                                  Title: Treasurer

                DOLLAR GENERAL PARTNERS

                By: Dollar General Corporation, a general partner

                By: /s/ Wade Smith______________________
                                 Name: Wade Smith
                                 Title: Vice President and Treasurer

                By: Dollar General Merchandising, Inc., a general
                                        partner

                By: /s/ Wade Smith______________________
                Name: Wade Smith
                                  Title: Treasurer

                DGC HOLDINGS, LLC

                By: Dollar General Corporation, its sole member

                                         By: /s/ Wade Smith______________________
                Name: Wade Smith
                                  Title: Vice President and Treasurer

                DGC PROPERTIES LLC

                By: Dolgencorp, Inc., its Managing Member

                By: /s/ Wade Smith
                Name: Wade Smith
                                  Title: Treasurer

                SOUTH BOSTON HOLDINGS, INC.

                By: /s/ Wade Smith_____________________________
                                  Name: Wade Smith
                                  Title: Treasurer

               DGC PROPERTIES OF KENTUCKY, LLC

                    By: Dollar General Partners, its Sole Member

                                        By: /s/ Wade Smith_________________________
                                 Name: Wade Smith
                                 Title: Treasurer

                    By: Dolgencorp, Inc., its Managing Member

                                       By: /s/ Wade Smith__________________________
                                 Name: Wade Smith
                                 Title: Treasurer

                DOLLAR GENERAL GLOBAL SOURCING LIMITED

                By: /s/ Wade Smith_________________________
            Name: Wade Smith
                                 Title: Treasurer

                SUN-DOLLAR, L.P.

                By: South Boston Holdings, Inc., its general partner

                By: /s/ Wade Smith_________________________
                                 Name: Wade Smith
                                 Title: Treasurer

                By: Dolgencorp, Inc., its limited partner

                By: /s/ Wade Smith
                            Name: Wade Smith
                      Title: Treasurer